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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Springs Industries, Inc. on Form S-4 of our report dated January 25, 1995, appearing in the Annual Report on Form 10-K of Springs Industries, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Charlotte, North Carolina
March 7, 1995